UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2004

ElkCorp

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

1-5341	75-1217920

(Commission File Number)	(I.R.S. Employer Identification No.)

14911 Quorum Drive, Suite 600, Dallas, Texas 75254-1491

(Address of principal executive offices)

(972) 851-0500

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (18 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (18 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The disclosure contained in Item 2.03 below is incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 15, 2004, ElkCorp issued $50,000,000 principal amount of its 6.28% Senior Notes due November 15, 2014 through a private placement transaction with a group of institutional investors. The Note Purchase Agreement for the issuance of the Senior Notes was executed on June 15, 2004, and was filed as Exhibit 4.20 in the Company’s Annual Report on Form 10-K for the year ended June 30, 2004.

The Senior Notes are unsecured and require the payment of interest semi-annually. ElkCorp's obligations under the Note Purchase Agreement are guaranteed by its subsidiaries pursuant to a Subsidiary Guaranty. The Senior Notes may be accelerated upon the occurrence of an event of default under the Note Purchase Agreement.

Item 9.01 Financial Statements and Exhibits

(6) Exhibits

Exhibit
Number	Description

4.20	Note Purchase Agreement dated as of June 15, 2004 for the sale of $50,000,000 Aggregate Principal Amount of Senior Notes (incorporated by reference to Exhibit 4.20 in the Company’s Annual Report on Form 10-K for the year ended June 30, 2004).

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ElkCorp
DATE: November 19, 2004	/s/ Gregory J. Fisher
Gregory J. Fisher
Senior Vice President, Chief Financial Officer and Controller

/s/ Leonard R. Harral
Leonard R. Harral
Vice President, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

4.20	Note Purchase Agreement dated as of June 15, 2004 for the sale of $50,000,000 Aggregate Principal Amount of Senior Notes (incorporated by reference to Exhibit 4.20 in the Company’s Annual Report on Form 10-K for the year ended June 30, 2004).